UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement     [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                            AMS HEALTH SCIENCES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                            AMS HEALTH SCIENCES, INC.
                               711 NE 39th Street
                          Oklahoma City, Oklahoma 73105
                            Telephone: (405) 842-0131


                            NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held at the Sheraton Hotel at 1 North Broadway Avenue in Oklahoma City, Oklahoma, on July 29, 2006 commencing at 12:00 P.M. Central Daylight-Savings Time, and thereafter as it may be adjourned from time to time, for the following purposes:

     1. To elect two directors to hold office until the 2009 annual meeting of shareholders and until their successors shall have been duly elected and qualified;

     2. To consider and approve the AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan;

     3. To consider and act upon a proposal to ratify the appointment of Cole & Reed P.C. as our independent auditor for 2006; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of common stock at the close of business on May 30, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date. The accompanying proxy statement contains information regarding the matters to be considered at the Annual Meeting. Copies of this notice and the accompanying proxy statement were first mailed to shareholders on or about June 23, 2006. For reasons set forth in the attached proxy statement, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     Your attendance or proxy is important to assure a quorum at the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting in person are requested to complete and return the enclosed Proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to shareholders, their proxies and our invited guests. All shareholders are cordially invited to attend the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS:

                                       Robin L. Jacob, Corporate Secretary
Oklahoma City, Oklahoma
June 23, 2006

                                 PROXY STATEMENT

                            AMS Health Sciences, Inc.
                               711 NE 39th Street
                          Oklahoma City, Oklahoma 73105
                                 (405) 842-0131

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 29, 2006


Solicitation and Revocation of Proxies

     We at AMS Health Sciences, Inc. are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting of our shareholders to be held at 12:00 P.M., Central Daylight-Savings Time, on July 29, 2006, at the Sheraton Hotel at 1 North Broadway Avenue in Oklahoma City, Oklahoma, and any adjournment thereof. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy were first mailed on or about June 23, 2006, to our shareholders of record on May 30, 2006.

     If the accompanying proxy is properly executed and returned, the shares of common stock represented by the proxy will be voted at the Annual Meeting. If you indicate in your proxy a choice with respect to any matter to be acted upon, your shares will be voted in accordance with your choice. If no choice is indicated, your shares will be voted "FOR" the election of the nominees for director listed below, "FOR" the approval of the AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan, and "FOR" the ratification of the appointment of Cole & Reed P.C. as our independent auditor for 2006. Our shareholders will also consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this proxy statement. You may revoke your proxy by giving written notice of your revocation to our Secretary at any time before your proxy is voted, by executing another valid proxy bearing a later date and delivering the new proxy to our Secretary prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

Quorum; Absentions; Broker Non-Votes

     Neither the corporate laws of the State of Oklahoma, the state in which we are currently incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Our policy is (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting, (ii) to treat abstentions and broker non-votes as votes not cast but to treat them as shares represented at the Annual Meeting for determining results on actions requiring a majority vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

Cost of Proxy Solicitation

     The expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy will be borne by us. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by members of our Board of Directors or our employees who will not be additionally compensated therefore, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

Shareholders Entitled to Vote

     Shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on May 30, 2006, our record date, of our shares of common stock then outstanding. As of April 27, 2006, we had 7,775,824 shares of our common stock outstanding. Each holder of a share of common stock outstanding on the record date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. As of April 27, 2006, our current officers and directors own a total of 386,517 shares, or 4.3% percent of the issued and outstanding common stock, and intend to vote all of these shares in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding at the Annual Meeting will constitute a quorum for the transaction of business. All matters to be brought before the Annual Meeting will require the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person and by proxy and entitled to vote. Votes will be tabulated by an inspector of election appointed by our Board of Directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors shall consist of not less than one nor more than fifteen directors, as determined from time to time by resolution of our Board of Directors. The number of directors is currently fixed at seven (7) directors. After our 2005 shareholders' meeting, our board of directors consisted of John Hail, David D'Arcangelo, Reggie Cook, Steven M. Dickey, C. Brent Haggard, M. Thomas Buxton III and Harland C. Stonecipher. Since that time we have had numerous changes to our Board of Directors.

      The following is a list of our directors that have tendered their resignations since the last annual meeting. None of these directors' resignations were the result of a disagreement with us related to our operations, policies or practices.

      Director                          Effective Date of Resignation
      -----------------------           -----------------------------

      David D'Arcangelo                 May 10, 2005
      Reggie Cook                       December 9, 2005
      Harland C. Stonecipher            December 9, 2005
      C. Brent Haggard                  January 4, 2006
      John Hail                         February 12, 2006

     In February 2006, our Board of Directors appointed Robin L. Jacob to the Board to fill the vacancy left by Mr. Cook's resignation and appointed Jerry W. Grizzle to the Board to fill the vacancy left by Mr. Hail's resignation. In March 2006, our Board of Directors appointed Stephen E. Jones to the Board to fill the vacancy left by Mr. Haggard's resignation.

     In general, our directors are divided into three classes. Class I Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2006, Class II Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2007, and Class III Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2008. Each director holds office for the term to which he is elected or until his successor is duly elected and qualified. Mr. Dickey and Ms. Jacob are serving as Class I Directors under a term expiring in 2006. Messrs. Grizzle and Buxton are serving as Class II Directors under a term expiring in 2007 and Mr. Jones is serving as a Class III Director under a term expiring in 2008. At each of our annual shareholders meetings, the successor to a director whose term expires at such meeting will be elected to hold office for a term expiring at the annual shareholders meeting held in the third year following the year of his election.

     Our Board of Directors has nominated Steven M. Dickey and Robin L. Jacob for re-election as directors for a term ending in 2009 or until their successors shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by our Board of Directors, intend to vote unless otherwise instructed in the proxy, for the election of Mr. Dickey and Ms. Jacob. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person as our Board of Directors may recommend. We know of no reason why any nominee will be unavailable or unable to serve.

Information About Each Director and Director Nominee of
AMS Health Sciences, Inc.

       Name              Age                 Position with Us
---------------------   -----   -----------------------------------------------

Jerry W. Grizzle(1)       52    Chairman of the Board, Chief Executive Officer,
                                  President and Director
Robin L. Jacob(3)(4)      40    Chief Financial Officer, Secretary,
                                  Treasurer and Director
Steven M. Dickey(3)(4)    58    Director
Stephen E. Jones(2)       36    Director
M. Thomas Buxton III(1)   56    Director

(1)  Term as a Director expires in 2007
(2)  Term as a Director expires in 2008
(3)  Term as a Director expires in 2006
(4)  Director Nominee

     Jerry W. Grizzle has served as our President, Chief Executive Officer and Chairman of the Board of Directors since February 2006. Previously, Dr. Grizzle was the President and CEO of Orbit Finer Foods, Skolniks, and most recently, CD Warehouse. Prior to his tenure with CD Warehouse, Dr. Grizzle was Vice President and Treasurer of Sonic Industries. Dr. Grizzle also began a military career as a Private in 1971 and retired as a Major General in 2005. MG Grizzle commanded the 45th Infantry Brigade in the Oklahoma National Guard. The last three years of his military career were spent on active duty as the Commander of Joint Task Force Civil Support (JTF-CS). JTF-CS is trained to respond to a weapons of mass destruction attach inside the United States. MG Grizzle is the recipient of numerous military awards and decorations. Dr. Grizzle holds a Masters of Business Administration degree and a PhD in Business Administration (Marketing).

     Robin L. Jacob has served as Vice President, Secretary, Treasurer, Chief Financial Officer and a director since February 2006. Prior to that time, Ms. Jacob served as our Controller and Assistant Secretary. She has over 18 years of accounting and financial reporting experience. Ms. Jacob holds a Bachelor of Science degree in Accounting, a Masters of Business Administration degree in Finance, and is a Certified Public Accountant, licensed in the state of Oklahoma.

     Steven M. Dickey has served as one of our directors since October 2002. Mr. Dickey has been a practicing attorney in the Oklahoma City area since 1973, and is a principal shareholder in the firm of Dickey and Dickey Attorneys.

     Stephen E. Jones has served as one of our directors since March 2006. Mr. Jones is the Vice President of Mergers & Acquisitions for Newport Capital Consultants, Inc., a position he has held for the past two years. Prior to Newport Capital, Mr. Jones was a Territory Manager for Ecolab and
Johnson-Diversey since 1993. Mr. Jones holds a BSB degree in Marketing.

     M. Thomas Buxton III has served as one of our directors since June 2001. Mr. Buxton has practiced as a CPA in the Oklahoma City area and has been a shareholder in M. Thomas Buxton III, CPA P.C. (formerly Buxton and Cloud, CPA's) since 1982. Mr. Buxton is a retired lieutenant colonel in the United States Army Reserve. Mr. Buxton's firm is a registered firm with the Public Companies Accounting Oversight Board.

Information About Each Executive Officer of AMS Health Sciences, Inc.

       Name              Age                 Position with Us
---------------------   -----   -----------------------------------------------

Jerry W. Grizzle(1)       52    President and Chief Executive Officer
Robin L. Jacob(3)(4)      40    Vice President, Chief Financial Officer,
                                  Secretary and Treasurer
Dennis P. Loney           52    Vice President of Operations

     Jerry W. Grizzle is listed above in our directors' information.

     Robin L. Jacob is listed above in our directors' information.

     Dennis P. Loney is Vice President of Operations. Mr. Loney has served in this capacity since July 1995. Prior to his current position, Mr. Loney served as the Vice President of Administration of TVC Marketing, Inc. Mr. Loney brings over 22 years of business and network marketing experience.

Board Meetings and Committees

     The Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

     Meetings. The Board of Directors held nine meetings during 2005. During the periods that they served none of our directors attended fewer than 75% of the aggregate of the number of Board of Directors meetings and the number of committee meetings of which he or she served. The Board has established an Audit Committee and a Compensation Committee. In accordance with our By-laws, the Board of Directors annually elects from its members the members of each Committee.

     Audit Committee. Members: M. Thomas Buxton III, Steven M. Dickey and Stephen E. Jones.

     The Audit Committee is composed of non-employee directors, each of which is independent as defined in Section 121 (A) of the American Stock Exchange listing standards. The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee's duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries. The Audit Committee reviews and approves the independence of the independent auditor, and considers and authorizes the fees for both audit and nonaudit services of the independent auditor. The duties and obligations of the Audit Committee are contained in the Audit Committee Charter, a copy of which was attached as Appendix A to our proxy statement for our 2005 annual shareholders meeting. See the "Audit Committee Report" included elsewhere herein.

     The Board of Directors has determined that Mr. Buxton is a financial expert as defined in Item 401(h)(2) of Regulation S-K. Mr. Buxton has practiced as a Certified Public Accountant in the State of Oklahoma since 1982. In addition, he was previously the Chief Financial Officer for a holding company. As such, Mr. Buxton possesses the attributes necessary to qualify as an audit committee financial expert.

     Mr. Haggard was a member of the Audit Committee until his resignation from the Board of Directors, effective January 4, 2006. Mr. Jones replaced Mr. Haggard on the Audit Committee effective March 10, 2006. During 2005, the Audit Committee met seven times. Messrs. Buxton and Dickey were present at all meetings. Mr. Haggard attended one meeting.

     We do not have a Corporate Governance and Nominating Committee. After review, our Board of Directors concluded that formation of a separate committee would be financially unreasonable and administratively burdensome, based on the size and nature of the Company. As a result, the Audit Committee acts in place of a Corporate Governance and Nominating Committee. The Audit Committee acts in the following capacities:

          o Evaluation of our corporate governance effectiveness and recommendation of such revisions as it deems appropriate to improve the corporate governance of the Company, the Board or any committee of the Board; and

          o Identification of individuals qualified to become Board members and recommendation of (i) candidates to fill newly created director positions or Board vacancies, (ii) whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms, and (iii) directors to serve on committees of the Board.

     In considering possible candidates for election as a director, the Audit Committee is guided by the principles that each director should be an individual of high character and integrity and have:

          o    Independence;
          o    Wisdom;
          o    Integrity;
          o An understanding and general acceptance of our corporate philosophies;
          o A valid business or professional knowledge and experience that can bear on our challenges and deliberations and those of our Board of Directors;
          o    A proven record of accomplishment with an excellent organization;
          o    An inquiring mind;
          o    A willingness to speak one's mind;
          o    An ability to challenge and stimulate management;
          o    A willingness to commit time and energy to our business affairs;
               and
          o    International and global experience.

     Qualified candidates for membership as a director will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Audit Committee will review the qualifications and background of directors and nominees to become directors, without regard to whether a nominee has been recommended by shareholders. The Audit Committee does not have a charter specific to nominations of directors. A copy of the resolution setting forth our nomination process may be obtained by writing AMS Health Sciences, Inc., 711 NE 39th Street, Oklahoma City, OK 73105, Attn: Corporate Secretary.

     If the Committee receives recommendations for nominees to our Board of Directors from a stockholder or group of stockholders that beneficially own more than 5% of our voting stock, not less than 120 days prior to the date of our proxy statement for the previous year's annual meeting, we will include the name of the recommended nominee, the security holder or holders that recommended such nominee and disclose whether the Committee chose to nominate the candidate for election to our Board of Directors in our proxy statement related to that meeting. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating shareholder is the beneficial record owner of our common stock. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. Nominations should be delivered to the Audit Committee at the following address: The AMS Health Sciences, Inc. Audit Committee, c/o Stephen E. Jones, AMS Health Sciences, Inc., 711 NE 39th Street, Oklahoma City, Oklahoma 73105.

     In addition to considering possible candidates for election as directors, the Audit Committee may, in its discretion, review the qualifications and backgrounds of existing directors and other nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the ensuing annual meeting of shareholders. Currently, we do not employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

     In addition, the Audit Committee will evaluate our corporate governance effectiveness and recommend such revisions as it deems appropriate to improve our corporate governance. The areas of evaluation may include such matters as the size and independence requirements of our Board of Directors, Board committees, management success and planning, and regular meetings of our non-management directors without management in executive sessions.

     Compensation Committee. Members: M. Thomas Buxton III and Stephen E. Jones.

     The members of the Compensation Committee are independent directors, but are eligible to participate in any of the plans or programs that the Compensation Committee administers. The Compensation Committee approves the standards for setting salary ranges for our executive officers, reviews and approves the salary budgets for all other of our officers, and specifically reviews and approves the compensation of our senior executives. The Compensation Committee reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. The Compensation Committee also administers our stock option plans and approves stock option grants for our executive officers. See the "Compensation Committee Report on Executive Compensation" included elsewhere herein. Mr. Haggard was a member of the Compensation Committee until his resignation from the Board of Directors, effective January 4, 2006. Mr. Jones replaced Mr. Haggard on the Compensation Committee effective March 10, 2006. During 2004, the Compensation Committee met once and Messrs. Buxton and Haggard attended the meeting.

Communications with the Board

     You can contact any member of our Board of Directors by writing to him or her at the same address provided above for delivery of director nominations. Our shareholders, our employees and any others who wish to contact any non-management member of our Board of Directors or any member of our Audit Committee to report complaints or concerns with respect to accounting, internal accounting, controls or auditing matters, may do so by using the above address. Information explaining how our shareholders can contact our Board of Directors is available in the Contact Us section of our website at www.amsonline.com under the heading "Board of Directors."

Director Attendance at Annual Meeting

      We do not have a policy requiring our Board members to attend the Annual Meeting; however, Mr. Grizzle and Ms. Jacob are required to attend the Annual Meeting due to their positions as our executive officers. Last year, three directors attended our Annual Meeting.

Code of Ethics

     We have adopted the AMS Health Sciences Code of Ethics for our employees, officers and directors. Our Code of Ethics is publicly available on our website at www.amsonline.com. If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver, from a provision of this Code to our executive officers, we will disclose the nature of such amendment or waiver on our website.

Compensation of Directors

     Directors who are not our employees receive $500 for each Board or Committee meeting attended. Our Audit Committee chairman receives $1,000 for each Audit Committee meeting attended, due to his designation as a financial expert. Directors who are also our employees receive no additional compensation for serving as directors. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. Our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Oklahoma law.

Compensation Committee Interlocks and Insider Participation

     At December 31, 2005, our Compensation Committee consisted of Messrs. Buxton and Haggard. No member of the Compensation Committee was one of our officers or employees, an officer or employee of any of our subsidiaries or engaged in a related party transaction with us, during 2005. John W. Hail, our former Chairman of the Board and Chief Executive Officer, serves on the Board of Directors of Pre-Paid Legal Services, Inc. Harland Stonecipher, the Chairman of the Board and Chief Executive officer of Pre-Paid Legal Services, Inc. served on our Board of Directors until his resignation, effective December 9, 2005.

     The affirmative vote of the holders of a majority of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote, is required for the election of a director. An abstention from voting and broker non-votes will be tabulated as a vote withheld on the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether a nominee has received the vote of a majority of the shares present at the Annual Meeting.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF STEVEN M. DICKEY AND ROBIN L. JACOB TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.


                                   PROPOSAL 2

                      APPROVAL OF AMS HEALTH SCIENCES, INC.
                          2006 LONG-TERM INCENTIVE PLAN

     Subject to approval by the Company's stockholders, our Board of Directors has approved the AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan, which we refer to in this document as the "Plan." A copy of the Plan is attached hereto as Appendix A.

     The Plan authorizes the Compensation Committee of our Board of Directors to grant nonqualified and incentive stock options, restricted stock awards, stock appreciation rights and performance units to selected employees. The Plan also authorizes the grant of nonqualified stock options, restricted stock awards, stock appreciation rights and performance units to non-employee Directors. A total of 5,000,000 shares of common stock have been authorized for award under the Plan. Grants will be awarded under the Plan at the discretion of the Committee. As a result, we are unable to determine, at this time, the recipients, amounts or values of any future benefits to be received under the Plan.

     In addition to the number of shares authorized for issuance under the Plan, the Company still has 150,000 shares of common stock available for issuance under its 2003 Stock Incentive Plan (the "2003 Plan").

Purpose

     The purpose of the Plan is to create incentives designed to motivate selected employees to significantly contribute toward the growth and profitability of the Company. The shares under the Plan will enable the Company to attract and retain experienced employees who, by their positions, abilities and diligence, are able to make important contributions to the Company's success.

Key Limitations

     Key limitations of the Plan include:

          o    a prohibition against the repricing of stock options;

          o a prohibition against granting options or stock appreciation rights with an exercise price less than the fair market value of the Company's common stock on the date of grant;

          o of the 5,000,000 shares authorized for issuance under the Plan, only 1,000,000 may be granted as incentive stock options;

          o the Plan contains a readjustment provision in which shares granted as restricted stock awards or as stock appreciation rights or performance units settled in shares of common stock will be counted against this limit as 2.0 shares for each share granted;

          o    a maximum ten-year life for any award made under the Plan;

          o    the following award limits:

               oo the maximum number of shares that may be awarded in the form of options or SARs to an employee in any calendar year is 500,000;

               oo the maximum number of shares that may be awarded in the form of restricted stock awards or performance units to an employee in any calendar year is 100,000.

Administration

     The new long-term incentive plan consists of three separate stock plans:

          o Non-executive officer plan: this aspect of the plan is limited to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 because they are not executive officers of the Company. The non-executive officer plan is administered by the Compensation Committee. However, the Compensation Committee may, to the extent permitted by law, delegate authority to the Special Award Committee to administer the non-executive officer plan. The Company's chief executive officer and other individuals appointed by the Compensation Committee will comprise the Special Award Committee. Although the Special Award Committee may be authorized to administer the non-executive officer plan, it can only make awards within guidelines set by the Compensation Committee.

          o Executive officer plan: this aspect of the plan is limited to participants who are executive officers of the Company and who, therefore, are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The executive officer plan is administered exclusively by the Compensation Committee.

     Except for administration and the category of participants eligible to receive awards, the terms of the non-executive officer plan and the executive officer plan are identical.

          o Non-employee director plan: this aspect of the plan is limited to non-employee directors of the Company and permits only grants of nonqualified stock options and restricted stock. The Company's Board of Directors is responsible for selection of non-employee directors for awards and for determination of the nature of the award. The Compensation Committee is responsible for the administration of awards granted to non-employee directors.

     As used in the Proxy Statement, the term "Committee" shall mean the Special Award Committee if it refers to Plan administration affecting non-executive officer participants or the Compensation Committee if it refers to Plan administration affecting executive officer participants or non-employee director participants.

Eligibility for Participation

     Any employee of the Company and its subsidiaries and affiliated entities and any non-employee Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has exclusive power in selecting participants from among the eligible employees and the Board has the exclusive power to select participants from the non-employee Directors.

Types of Awards

     The Plan provides that any or all of the following types of awards may be granted:

          o nonqualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code;

          o    restricted stock;

          o    stock appreciation rights (SARs); and

          o    performance units,

provided that non-employee Directors may not be awarded incentive stock options.

     Stock Options. The Compensation Committee may grant awards under the Plan in the form of options to purchase shares of the Company's common stock. The Compensation Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option's exercise. As of April 26, 2006, the market value of the common stock underlying the options available for issuance under the Plan was $3,500,000.

     The exercise price of an option may not be less than the fair market value of the Company's common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by the closing price on the American Stock Exchange on the date the value is to be determined. As of April 26, 2006, the closing price of the Company's common stock as reported on the American Stock Exchange was $0.70. The exercise price of an option may be paid in cash, in shares of the Company's common stock or a combination of both; provided that, the exercise price (including required withholding taxes) is paid using shares of the Company's common stock only to the extent such exercise would not result in a variable compensation expense to the Company for financial accounting purposes. The Compensation Committee may permit the exercise of stock options through a broker-dealer acting on a participant's behalf in accordance with procedures adopted by the Company to ensure that the arrangement will not constitute a personal loan to the participant. Unless sooner terminated, the stock options granted under the Plan expire ten years from the date of the grant.

     Restricted Stock Awards. Shares of restricted stock awarded under the Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Compensation Committee deems appropriate, including restrictions on continued employment.

Each restricted stock award will require a minimum restriction period of three years, unless vesting is based upon specified performance goals and measures or the shares of restricted stock are issued in lieu of cash compensation.

     Stock Appreciation Rights. A stock appreciation right permits the employee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the employee multiplied by the excess of the fair market value of common stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The term of any stock appreciation rights granted under the Plan cannot exceed ten years from the date of the grant. The exercise price of stock appreciation rights granted under the Plan cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

     Performance Units. The Plan permits grants of performance units, which are rights to receive cash or common stock based upon the achievement of performance goals established by the Compensation Committee. Such awards are subject to the fulfillment of conditions that may be established by the Compensation Committee including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Termination of Employment

     If a participant's employment is terminated, all unvested awards will terminate unless the Compensation Committee accelerates vesting of the award. The Compensation Committee is not permitted to accelerate vesting of an award if it would result in an acceleration of the minimum vesting periods for restricted stock described above except in the case of death, disability or retirement. Vested options, stock appreciation rights and performance units must be exercised within three months of termination except in the case of death, disability or retirement. Incentive Stock Options will be exercisable for a period of one year following termination due to death or disability. Nonqualified stock options and stock appreciation rights will be exercisable for the remaining term of the awards if termination of employment is due to death, disability or retirement.

     Eligible Directors will have the remaining term of the award following termination of service to exercise vested nonqualified stock options or stock appreciation rights. The unvested portion of any award will be forfeited upon an eligible Director's termination of service unless vesting is accelerated by the Compensation Committee.

Amending the Plan

     The Company's Board of Directors may amend the Plan at any time. The Company's Board of Directors, may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be granted under the Plan (except for certain antidilution adjustments described in the "Automatic Adjustment Features" section of this document), materially modify the Plan's eligibility requirements or materially increase the benefits provided to participants under the Plan.

Change of Control Event

     The unvested portion of any outstanding awards under the Plan will be accelerated upon a change of control event.

Plan Benefits

     No awards will be made under the Plan until shareholder approval.

     Future benefits under the Plan are not currently determinable. During fiscal 2005, stock options were granted under the 2003 Plan to the Company's named executive officers to purchase 150,000 shares at an exercise price of $2.00 per share. The number of stock options granted to each named executive officer is set forth in the table captioned "Option Grants In Last Fiscal Year" on page 14 of this Proxy Statement. Stock options were granted under the 2003 Plan to all other employees of the Company as a group to purchase 85,500 shares of common stock at an average exercise price of $2.03 per share. Stock options were granted to non-employee associates of the Company as a group to purchase 75,000 shares of common stock at an exercise price of $1.81 per share.

Automatic Adjustment Features

     The Plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event the Company's common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, or if the number of shares of the Company's common stock is increased through a stock dividend. The Plan also provides that the Compensation Committee may adjust the number of shares available under the Plan and the number of shares subject to any outstanding awards if, in the Compensation Committee's opinion, any other change in the number or kind of shares of the Company's outstanding common stock equitably requires such an adjustment.

U.S. Federal Tax Treatment

     Incentive Stock Option Grant/Exercise. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (except for alternative minimum tax). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year from the date of the exercise of such shares by the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     Nonqualified Stock Option and Stock Appreciation Right Grant/Exercise. A participant who is granted a nonqualified stock option or SAR does not have taxable income at the time of grant. Taxable income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

     Restricted Stock Award. A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and the Company will take a corresponding income tax deduction at such time.

     Performance Units. The federal income tax consequences of performance units will vary depending upon the individual structure of the award. Generally, the performance unit will be taxable upon payment.

     The affirmative vote of the holders of a majority of the total combined voting power of the shares represented and entitled to vote at the meeting will be required to approve the adoption of the AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan.

THE COMPANY'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMS HEALTH SCIENCES, INC. 2006 LONG-TERM INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMS HEALTH SCIENCES, INC. 2006 LONG-TERM INCENTIVE PLAN.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Cole & Reed, P.C. as our independent auditors for the year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at our Annual Meeting. Cole & Reed, P.C. audited our 2005 financial statements. Representatives of Cole & Reed P.C. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     As previously reported, on June 20, 2005, upon the recommendation of our Audit Committee and with the approval of our Board of Directors, we dismissed our principal accountant, Grant Thornton LLP, in order to institute certain cost saving measures. On the same date, we engaged Cole & Reed, P.C. as our principal accountant. At no time did any report by Grant Thornton LLP on our financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Also, at no time did we have any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to reference the subject matter of the disagreement in connection with their report on our financial statements.

     We did not consult with Cole & Reed, P.C. during our two most recent fiscal years and any subsequent interim period prior to engaging Cole & Reed, P.C. regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a) of Regulation S-K.

Audit Fees

     Audit fees billed to us during the last two fiscal years ended December 31, 2005 for audit or review of our annual financial statements and those financial statements included in our quarterly reports on Forms 10-Q, and services normally provided in connection with our regulatory filings, totaled $123,361 for 2004 and $55,815 for 2005, of which $131,381 was billed by Grant Thornton LLP and $47,795 was billed by Cole & Reed P.C.

Audit-Related Fees

     Audit-related fees billed to us during the last two fiscal years ended December 31, 2005 for assurance and related services reasonable related to the audit or review of our financial statements, but not otherwise disclosed under the heading "Audit Fees" above, totaled $4,170 for 2004 and $28,193 for 2005, of which $11,953 was billed by Grant Thornton LLP and $20,410 was billed by Cole
& Reed P.C. These fees related to the change of auditors from Grant Thornton LLP to Cole & Reed P.C. and the review of internal control documentation and preparation of management advisory comments.

Tax Fees

     Tax fees billed to us during the last two fiscal years ended December 31, 2005 for tax compliance, tax advice or tax planning totaled $21,365 for 2004 and $1,660 for 2005, of which $21,365 was billed by Grant Thornton LLP and $1,660 was billed by Cole & Reed P.C. Services provided to us include filing corporate franchise and income tax returns.

All Other Fees

     There were no fees billed to us during the last two fiscal years ended December 31, 2005 for any other non-audit services. The Audit Committee has determined that the provision of non-audit services by Cole & Reed P.C. did not impact the independence of Cole & Reed P.C.

     Pursuant to pre-approval policies and procedures set forth in the existing Audit Committee Charter, the Audit Committee approved 100% of the audit and audit-related services in 2004. The Audit Committee currently approves in advance all audit, non-audit and tax services to be performed for us by our independent accountants.

     Stockholder ratification of the selection of Cole & Reed P.C. as our independent auditors is not required by Cole & Reed P.C., our Bylaws or otherwise. However, the Board is submitting the selection of Cole & Reed P.C. to our stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in our best interests and the best interests of our stockholders.

     The affirmative vote of the holders of a majority of the total combined voting power of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Cole & Reed P.C. as our independent auditors for the fiscal year ending December 31, 2006.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF COLE & REED P.C. AS INDEPENDENT AUDITORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following Summary Compensation Table sets forth certain information relating to compensation for services rendered during the years ended December 31, 2005, 2004 and 2003, paid to or accrued for John W. Hail, our former Chief Executive Officer, and each of our executive officers whose 2005 salary and bonus exceed $100,000.

                                                                                                          Long-Term
                                                                                                     Compensation Awards
                                                                                                   ------------------------
                                                           Annual Compensation                     Securities      Exercise
                                                   --------------------------------------          Underlying       or Base
Name and Principal Position                Year     Salary           Bonus        Other             Options          Price
---------------------------               ------   --------       ----------    ---------          ----------      --------
John W. Hail<F1>                          2005     $312,622       $     -       $     -                -            $    -
  Former Chief Executive Officer          2004     $437,161       $     -       $     -              25,000         $ 2.84
                                          2003     $498,661       $     -       $     -             100,000         $ 1.31

Reggie Cook<F2>                           2005     $124,625       $  20,000     $19,386<F3>            -            $    -
  Former Vice President and Chief         2004     $148,300       $     -       $     -              75,000         $ 2.79
Financial Officer
                                          2003     $167,985       $     -       $     -             100,000         $ 1.31

Dennis Loney                              2005     $105,000       $     -       $     -                -            $    -
  Vice President of Operations            2004     $175,070       $     -       $     -              75,000         $ 2.79
                                          2003     $147,985       $     -       $     -             100,000         $ 1.31
---------------------------

<F1>
     Mr.Hail retired effective February 12, 2006. Jerry W. Grizzle was approved by the Board of Directors as Chairman of the Board, President and Chief Executive Officer effective February 12, 2006.

<F2>
     Mr. Cook resigned effective December 9, 2005. Robin L. Jacob was approved by the Board of Directors as Vice President, Secretary, Treasurer and Chief Financial Officer effective February 12, 2006.

<F3>
     Represents severance payments to Mr. Cook.

Option Grants in Last Fiscal Year

     The following table sets forth information related to the grant of stock options during 2005.

                                       Stock Options Granted
                                       ---------------------                                   Potential Realizable
                                           Percentage of                                     Value at Assumed Annual
                                           Percentage of                                          Rates of Stock
                              Number of    Total Options                                      Price Appreciation for
                               Shares       Granted to                                             Option Term
                             Underlying      Employees      Exercise       Expiration       ---------------------------
                               Options        in 2005         Price            Date               5%            10%
                             ----------    ------------     --------       -----------         --------       --------
John W. Hail                   150,000         63.7%          $2.00        May 13, 2015        $189,000       $478,000
Chief Executive Officer
_______________

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

     The following table sets forth information related to the exercise of stock options during 2005 and the number and value of options held by the named executive officers at December 31, 2005.

                                                                                               Value of Unexercised
                                                             Number of Unexercised                 In-the-Money
                                                                 Options as of                     Options as of
                               Shares                          December 31, 2005               December 31, 2005<F1>
                             Acquired on     Value      ------------------------------     -----------------------------
                              Exercise     Realized     Exercisable      Unexercisable     Exercisable     Unexercsiable
                             -----------   --------     -----------      -------------     -----------------------------

John W. Hail                   150,000       $    0<F2>    325,000             -             $     -         $     -
Former Chief Executive
Officer

Reggie Cook                       -          $     -       251,119             -             $     -         $     -
Former Vice President and
Chief Financial Officer

Dennis Loney                      -          $     -       237,000             -             $     -         $     -
Vice President of
Operations
_______________

<F1>
     The closing sale price of our common stock as reported on the American Stock Exchange on December 31, 2005 was
     $0.88. The per-share value is calculated based on the applicable closing price per share, minus the exercise price, multiplied by the number of shares of our common stock underlying the options.
<F2>
     Mr. Hail exercised options to purchase 150,000 shares of our common stock on May 13, 2005 at an exercise price of
     $2.00 per share. The closing price of the common stock as reported on American Stock Exchange on May 13, 2005 was
     $1.96 per share.


Equity Compensation Plan Information

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2005.

                                              (a)                    (b)                     (c)
                                                                                          Number of
                                                                                     securities remaining
                                                                                         available for
                                      Number of securities                           future issuance under
                                       to be issued upon       Weighted-average       equity compensation
                                         exercise of           exercise price of        plans (excluding
                                      outstanding options,    outstanding options,    securities reflected
Plan Category                         warrants and rights     warrants and rights        in column (a))
------------------------------        --------------------    --------------------   ----------------------

Equity compensation plans
  approved by security holders             1,950,009               $3.58                   1,174,991

Equity compensation plans not
  approved by security holders                  -                    -                          -
                                           ---------               -----                   ---------
Total                                      1,950,009               $3.58                   1,174,991
                                           =========               =====                   =========

Employment Agreements

     On November 4, 2003, we entered into a written employment agreement with John W. Hail, our Chief Executive Officer. The contract was for an initial two-year term, commencing November 4, 2003, and may be extended for up to five successive one-year terms if we and Mr. Hail agree in writing. The agreement was extended on November 4, 2005. The contract calls for a base salary of $249,600 per year, a monthly variable salary equal to one percent (1%) of our gross revenues, and a discretionary year-end bonus determined by a majority vote of the Board of Directors. On November 4, 2005, we extended Mr. Hail's employment agreement to November 4, 2006. In connection with the extension, Mr. Hail's monthly variable salary ceased and was replaced by a fixed supplemental payment to Mr. Hail, which will be in a gross amount necessary to cover all federal, state and local taxes and all employment taxes, and pay a net amount of $7,000 per month. Mr. Hail retired as our Chief Executive Officer and Chairman of the Board effective February 12, 2006. At such time, our obligations under his employment agreement terminated.

     We have entered into a written employment agreement with our Chairman of the Board, President and Chief Executive Officer, Jerry W. Grizzle. The contract is for a two-year term, commencing January 25, 2006, for an initial term of two years, followed by two successive one-year terms unless either party elects not to renew the Agreement. Mr. Grizzle's base salary is $150,000 per year for the first year of the Initial Term, $200,000 for the second year of the Initial Term and $250,000 for each year after the Initial Term. Additionally, Mr. Grizzle will be eligible to receive certain performance-based incentive bonuses. The Company granted Mr. Grizzle 250,000 stock options on February 15, 2006, with an exercise price of $0.62 per share. The options vest in five equal annual installments beginning February 15, 2007 and expire February 15, 2016.In the event the Company terminates Mr. Grizzle without cause, he will receive certain severance pay based upon his length of employment with the Company.

     We have entered into a written employment agreement with our Vice President, Secretary, Treasurer and Chief Financial Officer, Robin L. Jacob. The contract is for a two-year term, commencing February 12, 2006, followed by two successive one-year terms unless either party elects not to renew the Agreement. Ms. Jacob's base salary is $100,000 per year for the first year of the Initial Term, $112,500 for the second year of the Initial Term and $125,000 for each year after the Initial Term. Additionally, she is eligible to receive certain performance-based incentive bonuses. The Company granted Ms. Jacob options to purchase 150,000 shares of the Company's common stock at an exercise price of $.64 per share, which was the closing price of the Company's common stock on March 31, 2006, the last trading day prior to the date the options were granted. The options vest in five equal annual installments beginning April 1, 2007 and expire April 1, 2016. In the event the Company terminates Ms. Jacob without cause, she will receive certain severance pay based upon her length of employment with the Company.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The 2005 Compensation Committee was composed of Messrs. Buxton and Haggard, each of whom was one of our independent directors. Mr. Haggard was a member of the Compensation Committee until his resignation from the Board of Directors effective January 4, 2006. Mr. Jones replaced Mr. Haggard on the Compensation committee effective March 10, 2006. The Compensation Committee designs and administers the compensation programs for our executive officers and other key employees and makes grants under our stock option plans. The Compensation Committee, with the aid of internal staff, reviews and evaluates our compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

     Compensation Philosophy. Our compensation program for our executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve our business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to our long-term success. Competition is intense for senior executives within the network marketing industry, with established companies and start-ups aggressively recruiting management talent. A key design criterion for our compensation programs is therefore the retention of senior management and other key employees.

     Compensation Components. Our executive compensation program has four primary components: base salary, variable salary, performance bonuses and stock option grants. Each is discussed below.

     Base Salary. The level of base salary paid to our executive officers is determined on the basis of the importance of the position and on market data. In 2005, we did not increase the base salaries of our named executive officers.

     Variable Salary. The level of variable salary paid to our executive officers is determined as a percentage of monthly sales volume. In 2005, the percentage varied for our named executive officers.

     Performance Bonuses. For 2005, we employed a cash incentive compensation program under which bonus amounts are based on a number of performance factors that we considered relevant, including the following:

          o    Overseeing our financial results;
          o    Building and growing higher margin business;
          o    Strengthening our organization structure and management team; and
          o    Controlling non-personnel expenses while growing revenues.

     Stock Option Grants. For 2005, we employed a stock option grant program under which options were granted based on a number of performance factors that we considered relevant, including the same factors considered for performance bonuses.

     Compensation of the Chief Executive Officer. As described above, we determine compensation for all executives, including John W. Hail, our Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Hail's base salary was $249,600 for fiscal 2005, which we believe is not inconsistent with the base salaries of chief executive officers of peer companies. Mr. Hail's variable salary was $63,022 for fiscal 2005.

                                            THE COMPENSATION COMMITTEE

                                            M. Thomas Buxton III
                                            Stephen E. Jones

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. Mr. Haggard was a member of the Audit Committee until his resignation from the Board of Directors effective January 4, 2006. Mr. Jones replaced Mr. Haggard on the Audit committee effective March 10, 2006. The Audit Committee is governed by a written Charter adopted and approved by the Board in June, 2000 and amended in October, 2004.

     In fulfilling our duties for the 2005 fiscal year pursuant to our Charter, the Committee has also done each of the following:

     o Reviewed our audited financial statements for 2054 and discussed the financial statements with our management;

     o Discussed with Cole & Reed, P.C. the matters required to be discussed with them by the Auditing Standards Board Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU
          380) as may be modified or supplemented;

     o Received the written disclosure from Cole & Reed, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), about any relationships between them and us which they believe may effect their independence;

     o Received a confirmation letter from Cole & Reed, P.C. that they are independent of us; and

     o    Discussed Cole & Reed, P.C.'s independence with them.


     Based on the review and discussions above, the Committee recommended to the Board that the audited financial statements for 2005 be included in our Form 10-KSB filed with the Securities and Exchange Commission.

     All of the members of the Audit Committee in 2005 were independent as defined in Section 121(A) of the American Stock Exchange Listing Standards.

     The Committee has considered the non-audit services rendered by our principal accountant for the most recent fiscal year and has concluded that the provisions of such services is compatible with maintaining Cole & Reed P.C.'s independence.

                                   M. Thomas Buxton, III
                                   Steven M. Dickey
                                   Stephen E. Jones


                                STOCK PERFORMANCE

     The following performance graph compares our cumulative total stockholder return on our common stock against the cumulative total return of the AMEX Composite Index and the Morgan Stanley Consumer Index (CMR) compiled by Prudential Securities Group, Inc. for the period from December 31, 2000 through December 31, 2005. The performance graph assumes that the value of the investment in our stock and each index was $100 on December 31, 2000 and that any dividends were reinvested. We have never paid dividends on our common stock.

                                [GRAPHIC OMITTED]

                                      COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                          AMONG AMS HEALTH SCIENCES, INC.
                              AMEX COMPOSITE INDEX AND MORGAN STANLEY CONSUMER INDEX
                                  December      December       December      December      December      December
                                    2000          2001           2002          2003          2004          2005
                                  --------      --------       --------      --------      --------      --------
AMS Health Sciences, Inc.          100.00       107.37          55.16         172.21        251.79          37.06

Morgan Stanley Consumer Index      100.00        93.57          83.29          94.21        103.34         105.58

AMEX Composite Index               100.00        96.60          96.07         139.95        175.10         220.18


     The industry index chosen is the Morgan Stanley Consumer Index. This index is an equal dollar weighted index designed to measure the performance of consumer-oriented, stable growth industries through price changes in 30 component stocks representing 20 industries. Major industries include beverages, food, pharmaceuticals, tobacco and personal products. To ensure that each component stock continues to represent approximately equal weight in the index, adjustments are made annually, based on closing prices on the third Friday in December.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as to the beneficial ownership of our common stock as of April 27, 2006, of:

     o Each person who is known to us to be the beneficial owner of more than 5% of our common stock;

     o    Each of our directors, nominees for directors and executive officers;

     o    Our executive officers and directors as a group; and

     o    Their percentage holdings of our outstanding shares of common stock.

     For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owned on April 27, 2006, includes shares of our common stock that such person has the right to acquire within 60 days of April 27, 2006, upon exercise of options and warrants. However, such shares are not included for the purposes of computing the number of shares beneficially owned and percent of our outstanding common stock of any other named person.

                                                       Common Stock
                                              ------------------------------
                                                 Shares           Percent of
                                              Beneficially          Shares
Name and Address of Beneficial Owner             Owned           Outstanding
-----------------------------------           ------------       -----------
Jerry W. Grizzle(1)                               5,000                *
Steven M. Dickey(1)(2)                           52,500                *
M. Thomas Buxton III(1)(3)                       42,500                *
Stephen E. Jones (1)                              1,000                *
Robin L. Jacob(1)(4)                             32,811                *
Dennis P. Loney(1)(5)                           252,706               3.2%
John W. Hail (6)(7)                             611,955               7.6%
Reggie Cook (8)(9)                              253,059               3.2%
Executive Officers and Directors
  as a group (eight persons)                  1,251,531              14.4%

*Less than 1%
_______________
(1) A director or an executive officer with a business address of 711 NE 39th Street, Oklahoma City, Oklahoma 73105.

(2) The number of shares and the percentage presented includes 52,500 shares of our common stock that are subject to currently exercisable stock options.

(3) The number of shares and the percentage presented includes 42,500 shares of our common stock that are subject to currently exercisable stock options.

(4) The number of shares and the percentage presented includes 32,311 shares of our common stock that are subject to currently exercisable stock options.

(5) The number of shares and the percentage presented includes 237,000 shares of our common stock that are subject to currently exercisable stock options.

(6) John W. Hail resigned as our Chairman and Chief Executive Officer effective February 12, 2006. Mr. Hail's current business address is 711 N.E. 3rd Street, Oklahoma City, OK 73105.

(7) The number of shares and the percentage presented includes 325,000 shares of our common stock that are subject to currently exercisable stock options.

(8) Mr. Cook resigned as our Director and Chief, Financial Officer effective December 9, 2005. Mr. Cook's current business address is 2602 N.W. Expressway, Oklahoma City, OK 73118.

(9) The number of shares and the percentage presented includes 251,119 shares of our common stock that are subject to currently exercisable stock options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of transactions entered into between us and certain of our officers, directors and shareholders during the last fiscal year. Certain of these transactions may result in conflicts of interest between us and such individuals. Although these persons have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

     On December 17, 1996, we adopted policies that loans and other transactions with officers, directors and 5% or more shareholders will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of not less than two of the disinterested independent directors.

     During 2005, we received approximately $3,900 from Pre-Paid Legal Services, Inc. ("Pre-Paid Legal"), a shareholder, for commissions on sales of memberships for the services provided by Pre-Paid Legal. As of July 1, 2000, we began offering our employees access to the services provided by Pre-Paid Legal through an employee benefit option. We pay half of the cost for each employee electing to participate in the plan. During 2005, we paid $4,287 to Pre-Paid Legal for these services. Our former Chairman of the Board and Chief Executive Officer, John W. Hail, is a director of Pre-Paid Legal. Additionally, Pre-Paid Legal's Chairman and chief Executive Officer, Harland C. Stonecipher served on our Board of Directors until his resignation, effective December 9, 2005.

     Also during 2005, we paid Mr. Loney, Vice President of Operations, and his wife sales bonuses of $13,972. These bonuses were based upon purchases by them and their downline associates in accordance with our network marketing program applicable to all independent associates in effect at the time of the sales. Mr. Loney's wife is the daughter of John W. Hail.

     In 2003, we executed an employment agreement with our former Chairman of the Board, John W. Hail. In 2006, we executed new employment agreements with our Chairman of the Board, President and Chief Executive Officer, Jerry W. Grizzle, and with our Vice President, Secretary, Treasurer and Chief Financial Officer, Robin L. Jacob. The terms of these agreements are summarized elsewhere in this proxy.

                 OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

     Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as they deem advisable in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the Securities and Exchange Commission concerning their beneficial ownership of our equity securities. The SEC's regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10% shareholders. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2005, all
Section 16(a) filing requirements were met, although some were untimely. The following persons failed to report one or more transactions (as denoted in parenthesis) in a timely manner: John Hail (2) and Steven G. Kochen (1).

                 SHAREHOLDERS PROPOSALS FOR 2007 ANNUAL MEETING

     Under the existing rules of the Securities and Exchange Commission, any of our shareholders may present proposals on any matter that is a proper subject for consideration by our shareholders at the 2007 annual shareholders meeting. We currently anticipate that our 2007 annual shareholders meeting will be held on or before June 1, 2007. In order to be included in the proxy statement (or disclosure statement in the event proxies are not solicited by our Board of Directors) for the 2007 annual shareholders meeting, any shareholder proposal must be received by January 30, 2007. It is suggested that a shareholder desiring to submit a proposal do so by sending the proposal certified mail, return receipt requested, addressed to us at AMS Health Sciences, Inc., 711 NE 39th Street, Oklahoma City, Oklahoma 73105. Attention: Corporate Secretary. Detailed information for submitting proposals will be provided upon written request, addressed to the Corporate Secretary.

     In addition, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, a shareholder must give notice to us prior to April 30, 2007 of any proposal that such stockholder intends to raise at the 2007 Annual Meeting. If we receive notice of such proposal on or after April 16, 2007, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2007 Annual Meeting may exercise discretionary voting with respect to such proposal.

     Your cooperation in giving this matter your immediate attention and in returning your Proxy promptly will be appreciated.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     Robin L. Jacob
                                     Corporate Secretary

June 23, 2006


     A copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, is enclosed herewith, and our annual report on Form 10-KSB, excluding certain of the exhibits, may be obtained without charge by writing AMS Health Sciences, Inc., 711 NE 39th Street, Oklahoma City, Oklahoma 73105,
Attention: Corporate Secretary.

                                                                     Appendix A

                            AMS HEALTH SCIENCES, INC.
                          2006 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                     PURPOSE

     SECTION 1.1 Purpose. This AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan (the "Plan") is established by AMS Health Sciences, Inc. (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, SARs and Performance Units to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Eligible Directors, subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of April 1, 2006, and for a period of ten years thereafter. The Plan shall continue in effect after such ten-year period until all matters relating to the payment of Awards and administration of the Plan have been settled.

     The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. No Awards under the Plan may be granted prior to receipt of shareholder approval.

     SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 5,000,000 shares of Common Stock. Any shares granted as Restricted Stock Awards or as SARs or Performance Units settled in shares of Common Stock shall be counted against this limit as 2.0 shares for each share granted. Any shares granted as Options shall be counted against this limit as one share for each share granted. Provided further, that a maximum of 1,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of
Article IX.

                                   ARTICLE II
                                   DEFINITIONS

     SECTION 2.1 "Account" means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

     SECTION 2.2 "Affiliated Entity" means any corporation, partnership or limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

     SECTION 2.3 "Award" means, individually or collectively, any Option, Restricted Stock Award, SAR or Performance Unit granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR or Restricted Stock Award granted under the Plan to an Eligible Director by the Board.

     SECTION 2.4 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.5 "Board" means the Board of Directors of the Company.

     SECTION 2.6 "Change of Control Event" means each of the following:

          (i) Any transaction in which shares of voting securities of the Company are sold or transferred by the Company or shareholders of the Company as a result of which those persons and entities who own voting securities of the Company prior to such transaction own less than fifty percent (50%) of the outstanding voting securities of the Company after such transaction; provided, however, that the following acquisitions shall not constitute a Change of
Control: (v) any acquisition directly from the Company, (w) any acquisition by the Company; or (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          (ii) The merger or consolidation of the Company with or into another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are beneficially owned by those persons and entities who beneficially own voting securities of the Company prior to such merger or consolidation; or

          (iii) The sale of all or substantially all of the Company's assets to an entity of which less than fifty percent (50%) of the outstanding voting securities of such entity are beneficially owned by those persons and entities who own voting securities of the Company at the time of such asset sale.

     SECTION 2.7 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     SECTION 2.8 "Committee" has the meaning set forth in Section 3.1.

     SECTION 2.9 "Common Stock" means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article IX.

     SECTION 2.10 "Date of Grant" means the date on which the grant of an Award is authorized by the Committee or the Board or such later date as may be specified by the Committee or the Board in such authorization.

     SECTION 2.11 "Disability" means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

     SECTION 2.12 "Eligible Employee" means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

     SECTION 2.13 "Eligible Director" means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

     SECTION 2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.15 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

     SECTION 2.16 "Fair Market Value" means (i) during such time as the Common Stock is listed upon the American Exchange or other exchanges or the Nasdaq/National Market System, the closing price of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.17 "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code.

     SECTION 2.18 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

     SECTION 2.19 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.20 "Option" means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.21 "Participant" means an Eligible Employee to whom an Award has been granted by the Committee or an Eligible Director to whom an Award has been granted by the Board under the Plan.

     SECTION 2.22 "Performance Units" means those monetary units that may be granted to Eligible Employees or Eligible Directors pursuant to Article VIII hereof.

     SECTION 2.23 "Plan" means AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan.

     SECTION 2.24 "Regular Award Committee" means the Compensation Committee of the Board.

     SECTION 2.25 "Restricted Stock Award" means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.

     SECTION 2.26 "Retirement" means the termination of an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity on or after ten years of service and attainment of age 55.

     SECTION 2.27 "SAR" means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article VII of the Plan.

     SECTION 2.28 "Special Award Committee" means a committee designated by the Board which shall consist of the Company's Chief Executive Officer and other individuals appointed by the Regular Award Committee.

     SECTION 2.29 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                  ARTICLE III
                                 ADMINISTRATION

     SECTION 3.1 Administration of the Plan by the Committee. The Special Award Committee shall administer the Plan with respect to Non-Executive Officer Participants, including the grant of Awards, and the Regular Award Committee shall administer the Plan with respect to Executive Officer Participants, including the grant of Awards. Accordingly, as used in the Plan, the term "Committee" shall mean the Special Award Committee if it refers to Plan administration affecting Non-Executive Officer Participants or the Regular Award Committee if it refers to Plan administration affecting Executive Officer Participants. If in either case the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     Unless otherwise provided in the by-laws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     (a) Select Eligible Employees to participate in the Plan.

     (b) Determine the time or times when Awards will be made to Eligible Employees.

     (c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR or Performance Unit, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

     (d) Determine whether Awards will be granted singly or in combination.

     (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award except as limited by the terms of this Plan.

     (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. The Committee shall administer all other aspects of the Awards made to Eligible Directors.

     SECTION 3.3 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV
                                 GRANT OF AWARDS

     SECTION 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

     (a) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 500,000.

     (b) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and/or Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 100,000.

     (c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are tendered in payment of an Option, tendered or withheld in payment of taxes or repurchased using Option proceeds, shall not be added back to the shares authorized under Section 1.3.

     (d) Common Stock delivered by the Company in payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

     (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

     (f) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

     (g) The Committee shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant's Award.

     (h) Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Nonqualified Stock Options and/or SARs to any individual Eligible Director in any calendar year may not exceed 20,000.

     (i) Subject to Article IX, in no event shall more than 5,000 shares of Restricted Stock Awards and/or Performance Unit Awards be awarded to any individual Eligible Director in any calendar year.

     (j) The maximum term of any Award shall be ten years.

                                   ARTICLE V
                                  STOCK OPTIONS

     SECTION 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

     SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

     (a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

     (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company;
(ii) by tendering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in variable accounting consequences for the Company for financial accounting purposes unless otherwise determined by the Committee; or (iii) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

     (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

     (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

     (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a "disregarded entity" under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

     (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                   ARTICLE VI
                             RESTRICTED STOCK AWARDS

     SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to an Eligible Director. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

     (a) Restriction Period. The Committee shall determine the employment, service and/or performance requirements which shall apply to the shares of Common Stock covered by each Restricted Stock Award. Unless (i) vesting requirements are based upon specified performance goals and measures set forth in the Award Agreement at the time of the Award that require at least a twelve-month performance period, (ii) vesting is accelerated upon the occurrence of a Change of Control Event under Section 10.5 or by the Committee as provided below in this paragraph or (iii) the shares of Restricted Stock are issued in lieu of cash compensation, the shares shall vest over a minimum three-year period, with up to one-third of the shares available for vesting on or after the first annual anniversary date of the Award, up to an additional one-third of the shares available for vesting on or after the third annual anniversary date. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company's achievement of operational, financial or stock performance criteria as established by the Committee. The employment, service and/or performance requirements are collectively referred to as a "Restriction Period." At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon occurrence of a Change of Control Event as provided in Section 10.5, the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is an Eligible Director.

     (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     (c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VII
                            STOCK APPRECIATION RIGHTS

     SECTION 7.1 Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee or the Board may grant a SAR to an Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant's election to exercise one of these Awards, the other tandem award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

     SECTION 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

     SECTION 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

                                  ARTICLE VIII
                                PERFORMANCE UNITS

     SECTION 8.1 Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 8.2.

     SECTION 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

     (a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

     (b) Achievement of Performance Goals. The Committee shall establish performance targets for each Award for a period of no less than a year based upon operational, financial or performance criteria established by the Committee. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as established by the Committee in the Award Agreement.

                                   ARTICLE IX
                                STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article IX and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article IX which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE X
                                    GENERAL

     SECTION 10.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article IX), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

     SECTION 10.2 Termination of Employment; Termination of Service. If an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to exercise all or any part of any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), or
(ii) vested Nonqualified Stock Option or SAR during the remaining term. If an Eligible Employee's employment terminates for any other reason, the Eligible Employee shall be entitled to exercise all or any part of any vested Option or SAR for a period of up to three months from such date of termination. In no event shall any Option or SAR be exercisable past the term established in the Award Agreement. Any vested Option or SAR which is not exercised before the earlier of the dates provided above or its term, shall expire. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant except as provided in
Section 6.2(a). Unless otherwise accelerated, all unvested Awards shall be forfeited upon termination of employment.

     In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director's Award Agreement or by the Board. The Eligible Director shall have a period of three years following the date he ceases to be a director to exercise any Nonqualified Stock Options or SARs which are otherwise exercisable on his date of termination of service.

     SECTION 10.3 Limited Transferability - Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 10.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 10.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of
Section 10.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section
10.2 hereof. No transfer pursuant to this Section 10.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 10.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

     SECTION 10.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

     SECTION 10.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

     SECTION 10.6 Amendments to Awards. Subject to the limitations of the Plan, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant's consent.

     SECTION 10.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

     (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

     (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

     (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 10.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 10.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 10.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 10.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

     SECTION 10.12 Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     SECTION 10.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

PROXY                                                                      PROXY

                            AMS HEALTH SCIENCES, INC.
                            711 NORTHEAST 39TH STREET
                          OKLAHOMA CITY, OKLAHOMA 73105

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF AMS HEALTH SCIENCES, INC.

THE UNDERSIGNED HEREBY APPOINT JERRY W. GRIZZLE AND ROBIN L. JACOB AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF AMS HEALTH SCIENCES, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MAY 30, 2006, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY JULY 29, 2006, OR ANY ADJOURNMENT THEREOF.

     1. To consider and act upon the re-election of Steven M. Dickey, as a director for a term ending in 2009, and until his successor shall have been duly elected and qualified. A vote "For" will represent a vote for the nominee director.

                  /   /  FOR                 /   /  WITHHOLD AUTHORITY


     2. To consider and act upon the election of Robin L. Jacob, as a director for a term ending in 2009, and until her successor shall have been duly elected and qualified. A vote "For" will represent a vote for the nominee director.

                  /   /  FOR                /   /  WITHHOLD AUTHORITY


     3. To approve the AMS Health Sciences, Inc. 2006 Stock Incentive Plan. A vote "For" will represent a vote for such approval.

                  /   /  FOR         /   /  AGAINST         /   /  ABSTAIN


     4. To consider and act upon the ratification and the appointment of Cole & Reed P.C. as the Company's independent auditor for the fiscal year ending December 31, 2006. A vote "For" will represent a vote for such ratification and appointment.

                  /   /  FOR        /   /  AGAINST          /   /  ABSTAIN


              To transact such other business as may properly come
                 before the meeting or any adjournment thereof.

                            AMS HEALTH SCIENCES, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         YOU CAN VOTE IN ONE OF TWO WAYS

--------------------------------------------------------------------------------
                                VOTE BY INTERNET
--------------------------------------------------------------------------------
Its fast, convenient, and your vote is immediately confirmed and posted.

     1. Read the accompanying Proxy Statement.
     2. Go to the website http://www.eproxyvote.com/amm and follow the instructions on the screen.

Please note that all votes cast by Internet must be made prior to 5:00 p.m. CDT, July 25, 2006.

      IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL

--------------------------------------------------------------------------------
                                  VOTE BY MAIL
--------------------------------------------------------------------------------

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.


        IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PLEASE SIGN EXACTLY AS THE NAME APPEARS TO LEFT. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                   DATE: _________________, 2006


                                          --------------------------------------
                                                   Signature


                                          -------------------------------------
                                             Signature if held jointly


                                          PLEASE MARK, SIGN, DATE AND
                                          RETURN THIS PROXY PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.